EXHIBIT 99.1

NETGEAR REPORTS THIRD QUARTER 2004 RESULTS

•	Third quarter 2004 net revenue increased to $101.2 million, 34% year-over-year growth

•	Third quarter 2004 non-GAAP net income increased to $6.3 million, as compared to $2.4 million in the comparable prior year quarter, 163% year over year growth

•	Third quarter 2004 non-GAAP diluted EPS of $0.20, as compared to $0.08 in the comparable prior year quarter, 150% year-over-year growth.

•	Third quarter 2004 non-GAAP operating margin increased to 9.8%, with gross margin at 32.1%

•	Company expects fourth quarter 2004 net revenue to be in the range of $107 million to $109 million, with non-GAAP operating margin in the range of 9.9% to 10.2%

SANTA CLARA, Calif. – October 28, 2004 – NETGEAR, Inc. (NASDAQ: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the third quarter ended October 3, 2004.

Net revenue for the third quarter ended October 3, 2004 was $101.2 million, a 34% increase as compared to $75.8 million for the third quarter ended September 28, 2003. Net revenue for the second quarter of 2004 was $88.4 million. Net revenue in the third quarter of 2004 derived from North America was $57.1 million, the Europe, Middle East and Africa, or EMEA, region was $36.2 million, and the Asia Pacific region was $8.0 million. There were 14 weeks in the third quarter of 2004 as compared to 13 weeks in the second quarter of 2004 and the third quarter of 2003.

The Company improved its gross margin in the third quarter of 2004 to 32.1%, as compared to 27.8% in the year ago comparable quarter, and 32.1% in the prior quarter. Non-GAAP operating margin was 9.8% in the third quarter of 2004, as compared to 5.6% in the year ago comparable quarter and 8.9% in the prior quarter. In the third quarter of 2004, non-GAAP operating expenses were 22.3% of net revenue, as compared to 22.2% in the year ago comparable quarter and 23.2% in the prior quarter. Sales and marketing, research and development and general and administration expenses as a percentage of net revenues were 15.2%, 2.7% and 4.4%, as compared with 16.4%, 2.7% and 3.1% in the year ago comparable quarter, and 17.0%, 2.6% and 3.6% in the prior quarter.

Net income, computed in accordance with GAAP, for the third quarter of 2004 was $5.9 million or $0.19 per basic share and $0.18 per diluted share, compared to a net loss of ($4.0) million for the third quarter of 2003 or ($0.15) per basic and diluted share. Included in net income for the prior year quarter was an extinguishment of debt charge of $5.9 million and non-cash stock-based compensation expense of $516,000.

Non-GAAP net income, which excludes non-cash, stock-based compensation expense of $452,000, for the third quarter of 2004 was $6.3 million, a 163% increase over the non-GAAP net income of $2.4 million for the third quarter of 2003. Non-GAAP net income per share was $0.21 per basic share and

$0.20 per diluted share in the third quarter of 2004, compared to $0.09 per basic share and $0.08 per diluted share in the third quarter of 2003. The non-GAAP net income for the third quarter of 2003 excludes the impact of an extinguishment of debt charge of $5.9 million and non-cash stock-based compensation expense of $516,000. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “This was another impressive quarter for us. On a year over year basis, sales in North America were up 24%, with the EMEA region up 49% and the Asia Pacific region up 48%. On a quarterly sequential basis, North America was up 23%, EMEA was up 11% and Asia Pacific declined 14% due to traditional seasonality in that geographic market. Demand remained strong in nearly all market segments, with strong consumer demand highlighted by robust back to school sales in the U.S. and the continued adoption of wireless products. We are also pleased with the traction we are gaining in the worldwide service provider channel, which has increased to 7% of our total revenue. During the third quarter, we added Charter Communications to our growing list of major service provider customers. We continue to expect that NETGEAR will experience better than average industry growth as many of our recently introduced products gain sales traction. For example, during the last few months we announced new relationships with Vonage and AT&T for our broadband telephony products. While the market is in the early adoption phase, we expect businesses and consumers will adopt Voice over IP (VoIP) technologies in increasing numbers going forward given the lower cost and higher flexibility of this technology. In addition, we are excited about our VoIP prospects for international markets, as we commenced shipping products into these markets in the third quarter.”

Jonathan Mather, Chief Financial Officer of NETGEAR, said, “Our continued strong operating performance reflects our focus on operating metrics, including inventory management, timely shipments and cost containment. Our gross margin of 32.1% was consistent with the prior quarter, and up substantially from the comparable year ago quarter, while our non-GAAP operating margin increased to 9.8%, as compared with 8.9% in the prior quarter. The operating expenses as a percentage of net revenue have declined to 22.3% despite additional G&A costs associated with Sarbanes-Oxley 404 compliance. Importantly, NETGEAR’s cash on hand, including short-term investments, increased to $118.6 million at the end of the third quarter of 2004 from $111.2 million at the end of the second quarter of 2004, primarily due to cash generated from operating activities.”

Third quarter 2004 ending inventory was $40.5 million, representing 6.8 turns, compared to $44.2 million and 5.4 turns at the end of the second quarter of 2004. Days sales outstanding (DSO’s) was 71 days in the third quarter of 2004, compared to 69 days in the second quarter of 2004. The U.S. retail channel inventory ended the third quarter of 2004 at 7.1 weeks, as compared to 9.2 weeks in the second quarter of 2004. U.S. distribution channel inventory ended the third quarter of 2004 at 3.9 weeks, as compared to 4.3 weeks in the second quarter of 2004. European distribution channel inventory ended the third quarter of 2004 at approximately 4.2 weeks compared to 4.4 weeks in the second quarter of 2004.

Looking forward, Mr. Lo added, “Our third quarter was strong as we shipped a record number of units of our products while continuing to improve our operating performance. We believe the fourth quarter should be even better due to normal industry seasonality and our new product roadmap. With the 12 new products introduced in the third quarter and more scheduled product launches for the fourth quarter, we are targeting continued market share gains across all of our channels and geographies. We remain very aggressive in our channel expansion efforts worldwide. Based on industry reports, we expect our products supporting digital home entertainment, including our recently introduced Double 108 Mbps Wireless Router and Wireless Digital Music Player, to do well this holiday season. Other growth products include our DSL and cable broadband gateways, 108 Mbps wireless products, Smart Switches, Gigabit Switches, and our fully manageable switches. Overall, as we enter the seasonally stronger fourth quarter of 2004, we expect net revenue to be in the range of approximately $107 million to $109 million, with non-GAAP operating income in the range of 9.9% to 10.2%. Finally, we expect the non-GAAP effective tax rate to remain at approximately 37.0%.”

Investor Conference Call / Webcast Details

NETGEAR will review third quarter 2004 results and discuss management’s expectations for the fourth quarter 2004 today, October 28, 2004, at 5:30PM EDT (2:30PM PDT). The conference call-in will be available at www.netgear.com and by telephone at (973) 582-2745. A replay will be available from 8:30PM EDT (5:30PM PDT) on October 28 through midnight EDT (9:00PM PDT) on November 4 by telephone at (973) 341-3080. The confirmation identification for both the live call and the replay is 5245601.

About NETGEAR Inc.

NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small business and home users. The Company’s suite of approximately 100 products enables users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the Company’s Web site at www.netgear.com or call (408) 907-8000.

NETGEAR is a registered trademark of NETGEAR, Inc. in the United States and other countries.

Contacts:
Doug Hagan	David Pasquale
Director, Corporate Marketing	Executive Vice President, Investor Relations
NETGEAR, Inc.	The Ruth Group
(408) 907-8053	(646) 536-7006
doug.hagan@netgear.com	dpasquale@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR’s expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, current and future demand for the Company’s products, willingness of consumers to purchase and use the Company’s products, and ability to increase distribution and market share for the Company’s products domestically and worldwide. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; the Company may be unsuccessful or experience delays in the manufacturing and distributing of its new and existing products; telecommunications service providers may choose to utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors Affecting Future Results”, pages 20 through 29, in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2004, filed with the Securities and Exchange Commission on August 11, 2004. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

– Tables Attached –

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	October 3,	September 28,	October 3,	September 28,
	2004	2003	2004	2003
Net revenue	$101,236	$75,785	$278,033	$212,494

Cost of revenue:
Cost of revenue	68,704	54,691	189,578	153,826
Amortization of deferred stock-based compensation	41	46	123	77

Total Cost of revenue	68,745	54,737	189,701	153,903

Gross profit	32,491	21,048	88,332	58,591

Operating expenses:
Research and development	2,730	2,079	7,350	5,977
Sales and marketing	15,427	12,419	45,243	35,086
General and administrative	4,411	2,356	10,806	6,037
Amortization of deferred stock-based compensation:
Research and development	85	135	322	334
Sales and marketing	222	227	599	515
General and administrative	104	108	298	357

Total operating expenses	22,979	17,324	64,618	48,306

Income from operations	9,512	3,724	23,714	10,285
Interest income	439	123	983	176
Interest expense	—	(170)	—	(901)
Extinguishment of debt	—	(5,868)	—	(5,868)
Other expense	(357)	(95)	(254)	(44)

Income (loss) before income taxes	9,594	(2,286)	24,443	3,648
Provision (benefit) for income taxes	3,718	1,664	9,542	(5,517)

Net income (loss)	$5,876	$(3,950)	$14,901	$9,165

Net income (loss) per share:
Basic	$0.19	$(0.15)	$0.49	$0.42

Diluted	$0.18	$(0.15)	$0.46	$0.35

Weighted average shares outstanding for net income (loss) per share:
Basic	30,689	25,684	30,212	21,957

Diluted	32,269	25,684	32,378	25,851

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding stock-based compensation, an extinguishment of debt charge and a deferred tax asset valuation allowance reversal
(in thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	October 3,	September 28,	October 3,	September 28,
	2004	2003	2004	2003
Net revenue	$101,236	$75,785	$278,033	$212,494

Cost of revenue:
Cost of revenue	68,704	54,691	189,578	153,826
Amortization of deferred stock-based compensation	—	—	—	—

Total Cost of revenue	68,704	54,691	189,578	153,826

Gross profit	32,532	21,094	88,455	58,668

Operating expenses:
Research and development	2,730	2,079	7,350	5,977
Sales and marketing	15,427	12,419	45,243	35,086
General and administrative	4,411	2,356	10,806	6,037
Amortization of deferred stock-based compensation:
Research and development	—	—	—	—
Sales and marketing	—	—	—	—
General and administrative	—	—	—	—

Total operating expenses	22,568	16,854	63,399	47,100

Income from operations	9,964	4,240	25,056	11,568
Interest income	439	123	983	176
Interest expense	—	(170)	—	(901)
Extinguishment of debt	—	—	—	—
Other expense	(357)	(95)	(254)	(44)

Income before income taxes	10,046	4,098	25,785	10,799
Provision for income taxes	3,718	1,664	9,542	4,255

Net income	$6,328	$2,434	$16,243	$6,544

Net income per share:
Basic	$0.21	$0.09	$0.54	$0.30

Diluted	$0.20	$0.08	$0.50	$0.25

Weighted average shares outstanding for net income per share:
Basic	30,689	25,684	30,212	21,957

Diluted	32,269	29,869	32,378	25,851

NETGEAR, INC.
SCHEDULE OF GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	October 3, 2004			October 3, 2004
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Net revenue	$101,236	$—	$101,236	$278,033	$—	$278,033

Cost of revenue:
Cost of revenue	68,704	—	68,704	189,578	—	189,578
Amortization of deferred stock-based compensation	41	41	—	123	123	—

Total Cost of revenue	68,745	41	68,704	189,701	123	189,578

Gross profit	32,491	(41)	32,532	88,332	(123)	88,455

Operating expenses:
Research and development	2,730	—	2,730	7,350	—	7,350
Sales and marketing	15,427	—	15,427	45,243	—	45,243
General and administrative	4,411	—	4,411	10,806	—	10,806
Amortization of deferred stock-based compensation:
Research and development	85	85	—	322	322	—
Sales and marketing	222	222	—	599	599	—
General and administrative	104	104	—	298	298	—

Total operating expenses	22,979	411	22,568	64,618	1,219	63,399

Income from operations	9,512	(452)	9,964	23,714	(1,342)	25,056
Interest income	439	—	439	983	—	983
Interest expense	—	—	—	—	—	—
Extinguishment of debt	—	—	—	—	—	—
Other expense	(357)	—	(357)	(254)	—	(254)

Income before income taxes	9,594	(452)	10,046	24,443	(1,342)	25,785
Provision for income taxes	3,718	—	3,718	9,542	—	9,542

Net income	$5,876	$(452)	$6,328	$14,901	$(1,342)	$16,243

Net income per share Basic	$0.19		$0.21	$0.49		$0.54

Diluted	$0.18		$0.20	$0.46		$0.50

Weighted average shares outstanding for net income per share:
Basic	30,689		30,689	30,212		30,212

Diluted	32,269		32,269	32,378		32,378

NETGEAR, INC.
SCHEDULE OF GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	September 28, 2003			September 28, 2003
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Net revenue	$75,785	$—	$75,785	$212,494	$—	$212,494

Cost of revenue:
Cost of revenue	54,691	—	54,691	153,826	—	153,826
Amortization of deferred stock-based compensation	46	46	—	77	77	—

Total Cost of revenue	54,737	46	54,691	153,903	77	153,826

Gross profit	21,048	(46)	21,094	58,591	(77)	58,668

Operating expenses:
Research and development	2,079	—	2,079	5,977	—	5,977
Sales and marketing	12,419	—	12,419	35,086	—	35,086
General and administrative	2,356	—	2,356	6,037	—	6,037
Amortization of deferred stock-based compensation:
Research and development	135	135	—	334	334	—
Sales and marketing	227	227	—	515	515	—
General and administrative	108	108	—	357	357	—

Total operating expenses	17,324	470	16,854	48,306	1,206	47,100

Income from operations	3,724	(516)	4,240	10,285	(1,283)	11,568
Interest income	123	—	123	176	—	176
Interest expense	(170)	—	(170)	(901)	—	(901)
Extinguishment of debt	(5,868)	(5,868)	—	(5,868)	(5,868)	—
Other expense	(95)	—	(95)	(44)	—	(44)

Income (loss) before income taxes	(2,286)	(6,384)	4,098	3,648	(7,151)	10,799
Provision (benefit) for income taxes	1,664	—	1,664	(5,517)	(9,772)	4,255

Net income (loss)	$(3,950)	$(6,384)	$2,434	$9,165	$2,621	$6,544

Net income (loss) per share
Basic	$(0.15)		$0.09	$0.42		$0.30

Diluted	$(0.15)		$0.08	$0.35		$0.25

Weighted average shares outstanding for net income (loss) per share
Basic	25,684		25,684	21,957		21,957

Diluted	25,684		29,869	25,851		25,851

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	October 3,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$112,434	$61,215
Short-term investments	6,155	12,390
Accounts receivable, net	73,462	74,866
Receivable from related parties	160	—
Inventories	40,506	39,266
Deferred income taxes	9,056	9,056
Prepaid expenses and other current assets	4,280	4,169

Total current assets	246,053	200,962
Property and equipment, net	3,373	3,626
Goodwill, net	558	558

Total assets	$249,984	$205,146

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,300	$24,480
Payable to related parties	5,934	6,412
Accrued employee compensation	5,337	3,871
Other accrued liabilities	45,370	31,299
Deferred revenue	1,734	2,380
Income taxes payable	—	1,765

Total current liabilities	79,675	70,207

Stockholders’ equity:
Common stock	31	28
Additional paid-in capital	183,311	164,459
Deferred stock-based compensation	(2,621)	(4,248)
Other comprehensive income	—	13
Accumulated deficit	(10,412)	(25,313)

Total stockholders’ equity	170,309	134,939

Total liabilities and stockholders’ equity	$249,984	$205,146